Exhibit 99.1

PayPal and KKR Renew Agreement for European Pay Later Receivables

New agreement enables KKR to purchase up to €65 billion of eligible current and future PayPal buy now, pay later loans originated in Europe through March 2028

SAN JOSE, Calif. and NEW YORK, November 17, 2025 — PayPal Holdings, Inc. (NASDAQ: PYPL) and KKR, a leading global investment firm, today announced the signing of a new agreement for an up to €6 billion replenishing loan commitment under which credit funds and accounts managed by KKR will purchase up to €65 billion of buy now, pay later (BNPL) loan receivables originated by PayPal in France, Germany, Italy, Spain, and the United Kingdom.

This new agreement builds on the successful strategic partnership announced in June 2023, under which KKR’s credit funds and accounts have been purchasing a majority of PayPal’s European BNPL receivables. PayPal will continue to remain responsible for all customer-facing activities, including underwriting and servicing, associated with its European BNPL products.

“Our continued partnership with KKR reflects the ongoing success of our European buy now, pay later business and our disciplined approach to balance sheet management,” said Jamie Miller, Chief Financial and Operating Officer at PayPal. “The enhanced terms of this new agreement will support the ongoing growth of our BNPL portfolio in Europe. It demonstrates our commitment to a balance-sheet light model for credit that helps preserve flexibility for strategic investments and capital return.”

“We are pleased to continue supporting PayPal, which has built a strong and high-quality BNPL platform in Europe, as it continues to grow in this important market,” said Vaibhav Piplapure, Managing Director at KKR. “This expanded commitment underscores the scale and versatility of KKR’s global Asset-Based Finance (ABF) platform.”

KKR Capital Markets arranged the debt for the transaction.

This agreement is already contemplated in PayPal’s fourth quarter and full year 2025 guidance for GAAP and non-GAAP earnings per share, and non-GAAP transaction margin dollars announced on October 28, 2025.

About KKR

KKR is a leading global investment firm that offers alternative asset management as well as capital markets and insurance solutions. KKR aims to generate attractive investment returns by following a patient and disciplined investment approach, employing world-class people, and supporting growth in its portfolio companies and communities. KKR sponsors investment funds that invest in private equity, credit and real assets and has strategic partners that manage hedge funds. KKR’s insurance subsidiaries offer retirement, life and reinsurance products under the management of Global Atlantic Financial Group. References to KKR’s investments may include the activities of its sponsored funds and insurance subsidiaries. For additional information about KKR & Co. Inc. (NYSE: KKR), please visit KKR’s website at www.kkr.com. For additional information about Global Atlantic Financial Group, please visit Global Atlantic Financial Group’s website at www.globalatlantic.com.

KKR Media Contact

Lauren McCranie

media@kkr.com

About PayPal

PayPal has been revolutionizing commerce globally for more than 25 years. Creating innovative experiences that make moving money, selling, and shopping simple, personalized, and secure, PayPal empowers consumers and businesses in approximately 200 markets to join and thrive in the global economy. For more information, visit https://paypal.com, https://about.pypl.com, and https://investor.pypl.com/.

PayPal Investor Relations Contact

investorrelations@paypal.com

PayPal Media Relations Contact

mediarelations@paypal.com

Forward Looking Statements About PayPal

This announcement contains “forward-looking” statements within the meaning of applicable securities laws. Forward-looking statements and information relate to future events and future performance and reflect, among other things PayPal’s expectations regarding the anticipated benefits of this transaction. Forward looking statements may be identified by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “continue,” “strategy,” “future,” “opportunity,” “plan,” “project,” “forecast,” and other similar expressions. Forward-looking statements involve risks and uncertainties which may cause actual results to differ materially from the statements made, and, accordingly, readers should not place undue reliance on forward-looking statements and information. Factors that could cause or contribute to such differences include, but are not limited to, the failure to satisfy the conditions to the acquisition of future originations and the future growth of PayPal’s European and UK BNPL product.

More information about these and other factors that could adversely affect PayPal’s results of operations, financial condition and prospects or that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in PayPal Holdings, Inc.’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission (the “SEC”), and its future filings with the SEC. The forward-looking statements contained in this announcement speak only as of the date hereof. PayPal expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained herein to reflect any change in the expectations with regard thereto or any change in events, conditions, or circumstances on which any such statement is based.